UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 19, 2025

CUSHMAN & WAKEFIELD PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38611	98-1193584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Old Broad Street

London, United Kingdom EC2N 1AR

(Address of Principal Executive Offices) (Zip Code)

+44 20 3296 3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.10 nominal value	CWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 19, 2025, Brett White notified the board of directors (the “Board”) of Cushman & Wakefield plc (the “Company”) of his decision to resign from the Board, effective July 31, 2025. On June 19, 2025, based on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board accepted Mr. White’s resignation. Accordingly, Mr. White will step down from the Board (and from his current position of non-Executive Chairman of the Board) effective July 31, 2025. Mr. White’s resignation is not the result of any disagreement with the Company or its management relating to the Company’s operations, policies or practice.

On June 19, 2025, Mr. White entered into a Strategic Consulting Agreement with the Company (the “Consulting Agreement”). Under the terms of the Consulting Agreement, effective August 1, 2025, Mr. White will continue to serve the Company as a strategic consultant, providing guidance and expertise to the Company through February 28, 2026. Mr. White shall be paid a fee of $5,000.00 per month to provide such consulting services. For purposes of certain of his outstanding equity awards, the Board has deemed the services to be provided under the Consulting Agreement to be commensurate services with those he previously provided to the Company. All outstanding equity awards held by Mr. White that are not vested as of March 1, 2026 will be forfeited as of that date.

For over a decade Mr. White has provided strong leadership and expertise to the Company, and the Board wishes to publicly thank him for his service. Mr. White has been instrumental in shaping the Cushman & Wakefield of today, serving in the roles of CEO, Executive Chairman, and Non-Executive Chairman. Mr. White navigated the Company through its initial public offering and spearheaded several strategic investments to drive growth and expansion. Leveraging his industry acumen and influence, Mr. White elevated the Company to become a global leader in the advisory and services sector.

Appointment of Directors

On June 19, 2025, the Board increased the size of the Board to ten directors and, based on the recommendation of the Nominating Committee, appointed each of Susan Daimler and Timothy Wennes to serve as a director on the Board effective as of August 1, 2025, filling two of the existing vacancies. In addition, based on the recommendation of the Nominating Committee, to fill the final vacancy the Board appointed Stephen D. Plavin to serve as a director on the Board effective as of October 1, 2025. Ms. Daimler will serve as a Class I director, with a term expiring at the Company’s annual general meeting of shareholders (“Annual Meeting”) in 2028 and until her successor is duly elected and qualified or until her earlier resignation or removal. Mr. Wennes will serve as a Class II director, with a term expiring at the 2026 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. Mr. Plavin will serve as a Class III director, with a term expiring at the 2027 Annual Meeting and until his successor is duly elected and qualified or until his earlier resignation or removal. In addition, Mr. Plavin will become the Chairman of the Board effective October 1, 2025. At the time of the filing of this Form 8-K, the Board has not yet determined the specific committee assignments for Ms. Daimler, Mr. Wennes, and Mr. Plavin, if any.

Ms. Daimler, age 48, has more than 20 years of experience in the technology and real estate industries. Most recently, Ms. Daimler served as President of Zillow, a real estate technology company, from 2021 to 2024, overseeing strategy, operations, sales and communications. Ms. Daimler joined Zillow in October 2012 after its acquisition of Buyfolio, Inc., a co-shopping platform for real estate agents and home buyers, which she co-founded in 2009. Prior to Buyfolio, Ms. Daimler co-founded the travel website SeatGuru, which was acquired by Expedia Group Inc. in 2007. She currently serves on the Board of Directors of PubMatic, Inc. (NASDAQ: PUBM), a company that develops and implements online advertising software for the digital publishing and advertising industry, and on the Board of Trustees at The Johns Hopkins University. Ms. Daimler holds a Bachelor of Arts in English from The Johns Hopkins University.

Mr. Wennes, age 57, served as Country Head of Santander US and President and CEO of Santander Holdings USA, Inc., a wholly-owned subsidiary of Banco Santander, S.A., and Santander Bank N.A., from 2019 until March 2025. Before joining Santander, Mr. Wennes held various leadership roles at MUFG Union Bank, N.A. from 2008 to 2019, most recently serving as West Coast President. Prior to that, Mr. Wennes worked at Countrywide Bank (now part of Bank of America, N.A.) from 2003 to 2008 as President and Chief Operating Officer, Retail Banking. Mr. Wennes began his career at Wells Fargo, holding various roles from 1989 to 2003. Mr. Wennes previously served on the board of directors of Santander Holdings USA, Inc. and Santander Bank, N.A. Mr. Wennes holds a B.A. from the University of Southern California and an M.B.A. from California State University, Fullerton.

Mr. Plavin, age 65, is a Senior Managing Director of the Blackstone Group, a position he has held since 2012 and from which he will retire in July 2025. In this role, Mr. Plavin has overseen Blackstone’s commercial real estate lending and private debt investing activities in Europe. Previously, from 2012 to 2021, Mr. Plavin was the Chief Executive Officer and a Director of Blackstone Mortgage Trust, Inc. (NYSE:BXMT), a commercial mortgage real estate investment trust (“REIT”) under Blackstone’s management. Prior to his tenure at Blackstone, Mr. Plavin served as Chief Executive Officer of Capital Trust, Inc. (predecessor of Blackstone Mortgage Trust), beginning in 2009. From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust with responsibility for all lending, investing, and portfolio management activities of the firm. From 1984 to 1998, Mr. Plavin worked at Chase Manhattan Bank and its affiliates and predecessor (Chemical Bank), where he held various positions, including Global Co-Head of Real Estate. Mr. Plavin serves on the board of Omega Healthcare Investors, Inc. (NYSE:OHI), a REIT which provides capital to the long-term healthcare industry, and previously served as the Non-executive Chairman of the board of WCI Communities, Inc. (NYSE: WCIC), a developer of residential communities. Mr. Plavin holds a B.A. from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University.

There are no arrangements or understandings between each of Ms. Daimler, Mr. Wennes, or Mr. Plavin, on the one hand, and any other person, on the other hand, pursuant to which the individual has been selected and appointed as a director of the Company. There are no transactions in which Ms. Daimler, Mr. Wennes, or Mr. Plavin has a direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “Commission”).

In connection with their service on the Board, each of Ms. Daimler, Mr. Wennes, and Mr. Plavin will be eligible to receive compensation under the Company’s Non-Employee Director Compensation Program, as disclosed in the Company’s Definitive Proxy Statement filed with the Commission on April 4, 2025, as may be adjusted by the Board from time to time. Ms. Daimler, Mr. Wennes, and Mr. Plavin will each enter into the Company’s standard form of Deed of Indemnity for directors, a copy of which is filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Commission on February 21, 2025.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. White’s retirement from the Board and the new Board appointments is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated June 23, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2025

CUSHMAN & WAKEFIELD PLC

By:	/s/ Noelle J. Perkins
Name:	Noelle J. Perkins
Title:	Executive Vice President, Chief Legal Officer & Secretary